Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS SECOND QUARTER FISCAL 2011 RESULTS
______________________________________________________________________

NEW YORK – August 1, 2011 -- The Warnaco Group, Inc. (NYSE: WRC) today reported results for the second quarter ended July 2, 2011.

Highlights for the second quarter:

•	Net revenues increased 14%, to $591.4 million, compared to the prior year quarter
•	International net revenues increased 32% compared to the prior year quarter
•	Direct to consumer net revenues increased 38% compared to the prior year quarter
•	Income per diluted share from continuing operations was $1.01 compared to $0.65 in the prior year quarter
•
Income per diluted share from continuing operations on an adjusted, non-GAAP, basis was $0.82 compared to $0.71 in the prior year quarter (both of which exclude restructuring expenses, pension expenses, tax related items and other items)

•	The Company purchased approximately 1.1 million shares of its common stock for approximately $58.5 million pursuant to its share repurchase program

The accompanying tables provide a reconciliation of actual results to the adjusted, non-GAAP, results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis and to make operating and strategic decisions.  In addition, the Company uses performance targets based, in part, on non-GAAP income from continuing operations and non-GAAP operating income as a component of the measurement of certain employee incentive compensation.

“We are pleased to report another solid quarter.  Our second quarter results reflect the success of our growth strategies and the benefits of our global and diverse operating model,” said Joe Gromek, Warnaco’s President and CEO.  “We continued to invest in our key growth initiatives, namely maximizing our Calvin Klein business, broadening our international footprint and expanding our direct to consumer business, which produced powerful topline results and delivered a 15% increase in adjusted income per share from continuing operations.”

“For the quarter, total Company net revenues grew double digits.  Our global Calvin Klein business grew 19% in the quarter, benefiting from international and direct to consumer expansion, led once again by Latin America and Asia. Expanded square footage and a 7% increase in comparable store sales, contributed to a 38% increase in retail net revenues.”

“While consolidated net revenues were strong, wholesale results in certain U.S. and European businesses unfavorably affected our operating results,” added Gromek.  “A more promotional environment and higher customer allowances adversely affected gross margin. We believe we have identified opportunities to drive improved performance in these markets and expect improved results as we move through the remainder of the year.”

“As we look ahead, we are committed to and have the balance sheet to support investments in our long-term growth strategies. In July, we made an important investment in India, expanding our Calvin Klein licenses in the territory and taking a controlling interest in a joint venture, with a goal of accelerating the development of our Calvin Klein portfolio in this dynamic market.  We expect to continue to realize the benefits of our investments, in both net revenue and earnings growth, as we move through the remainder of fiscal 2011 and beyond.”

New Fiscal 2011 Outlook

For fiscal 2011, on an adjusted, non GAAP basis (excluding restructuring expense and assuming minimal pension expense) and based on recent foreign currency exchange rates, the Company now anticipates:

•	Net revenues will grow 10% - 12% compared to fiscal 2010, up from our prior guidance of 9% - 11% growth, and
•	Adjusted income per diluted share from continuing operations in the range of $4.00 - $4.15 compared to our prior guidance of $3.95 - $4.15.

Schedule 7 of the accompanying tables provides a reconciliation of expected income per diluted share from continuing operations, on a GAAP basis (assuming minimal pension expense and based on recent foreign currency exchange rates), of $3.89- $4.00, to the new fiscal 2011 outlook above.

Second Quarter Highlights

Total Company

Net revenues were up 14% to $591.4 million, compared to the prior year period.

All three of the Company’s segments (Sportswear, Intimates and Swimwear) reported growth, led by Sportswear and Intimates.  The Company’s international net revenues rose more than 32%, compared to the prior year quarter, reflecting the powerful growth in the Calvin Klein and direct to consumer businesses, which more than offset a 4% decline in the U.S. net revenues. Worldwide Calvin Klein net revenues grew 19%, led by Asia and Latin America, each reporting growth in excess of 35%. The Company’s direct to consumer net revenues rose 38%, fueled by aggressive square footage expansion and a 7% increase in comparable store sales.

Gross profit increased 12% to $258.3 million compared to the prior year quarter and gross margin decreased 50 basis points to 44% of net revenues.  Gross margins were adversely affected by a higher level of customer allowances, an unfavorable sales mix and increased product costs, primarily in the United States and certain European markets.

SG&A expense increased 18%, compared to the prior year quarter, to $202.9 million, or 34% of net revenues.  The increase primarily relates to incremental selling and distribution costs ($25 million) mainly associated with the expansion of the Company’s direct to consumer business, incremental marketing costs ($4 million) primarily related to the global launch of ck one and incremental restructuring costs ($3 million), partially offset by a $3 million reduction in performance-based compensation expense and a $2 million benefit related to the sale of the Company’s Nancy Ganz® trademarks in Australia and New Zealand. The effects of fluctuations on foreign currencies resulted in a $13 million increase in SG&A expense.

Operating income was $52.6 million, or 9% of net revenues, compared to $55.3 million, or 11% of net revenues, in the prior year quarter.  Declines in the U.S. and Europe were partially offset by the continued strength in the Company’s Asian and Latin American businesses.  Income from continuing operations was $45.6 million, or $1.01 per diluted share, compared to $30.0 million, or $0.65 per diluted share, in the prior year quarter.

Income from continuing operations for the second quarter of fiscal 2011 includes a tax benefit of approximately $11.0 million associated with the recognition of pre-2004 net operating losses in a foreign jurisdiction as a result of receiving a favorable ruling from that country’s taxing authority in the quarter.

On an adjusted, non-GAAP basis (excluding restructuring expenses, pension expense, certain tax related items and other items), income from continuing operations was $ 37.0 million, or $0.82 per diluted share, compared to $32.7 million, or $0.71 per diluted share, in the prior year period.

The effective tax rate in the quarter was 9% and reflects the $11.0 million tax benefit described above.  The Company’s adjusted non-GAAP effective tax rate in the quarter was approximately 32.5%.

The effect of fluctuations in foreign currency exchange rates for the quarter increased net revenues by $29.2 million compared to the prior year quarter and decreased income per diluted share from continuing operations by approximately $0.03 per diluted share.  An additional discussion regarding the effects of fluctuations in foreign currency exchange rates on operating results can be found in the Company’s Form 10-Q, for the quarter ended July 2, 2011, which is being filed with the Securities and Exchange Commission.

Balance Sheet

Cash and cash equivalents at July 2, 2011 were $294.8 million compared to $172.9 million at July 3, 2010. During the quarter the Company used $58.5 million to purchase approximately 1.1 million shares of its common stock, under its 2010 share repurchase program.  At quarter-end, the Company had approximately 2.4 million shares remaining under its 2010 share repurchase program.

Also during the quarter, the Company raised $200 million under a senior secured term loan facility, which matures June 2018.  Notwithstanding the new facility, the Company ended the quarter net cash positive (cash net of short and long term debt).

Inventories at July 2, 2011 were $355.4 million up $77.8 million (or 28%) compared to $277.6 million at July 3, 2010 and down $8.9 million compared to the quarter ended April 2, 2011. The Company’s significant expansion in its direct to consumer business accounted for $37.0 million of the increase while $33.0 million related to the growth in Company’s wholesale businesses.  The total increase in inventory includes approximately $15 million due to higher product costs, and $29 million due to fluctuations in foreign currency exchange rates.  The Company remains comfortable with the quality of its inventory and expects the trend to improve in future quarters.

Conference Call Information

Stockholders and other persons are invited to listen to the second quarter fiscal 2011 earnings conference call scheduled for today, Monday, August 1, 2011, at 4:30 p.m. EDT.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 4:30 p.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling men’s, women’s and children’s sportswear and accessories, intimate apparel, and swimwear under such owned and licensed brands as Calvin Klein®, Speedo®, Chaps®, Warner's® and Olga®.  For more information, visit www.warnaco.com.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the conference call scheduled for August 1, 2011 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; deterioration in global or regional or other macro-economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry and other pricing pressures; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials or costs to produce or transport products; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties including, in particular, its license agreement with CKI, the licensor of the Company’s Calvin Klein brand name; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company recognizing impairment charges for its long-lived assets, uncertainty over the outcome of litigation matters and other proceedings; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the  inability to successfully implement restructuring and disposition activities; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K for the year ended January 1, 2011, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1
THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net revenues	$591,387	$519,334	$1,253,548	$1,107,498
Cost of goods sold	333,117	289,592	700,140	610,638
Gross profit	258,270	229,742	553,408	496,860
Selling, general and administrative expenses	202,854	171,860	425,491	356,833
Amortization of intangible assets	3,126	2,586	6,285	5,254
Pension income	(309)	(22)	(621)	(43)
Operating income	52,599	55,318	122,253	134,816
Other loss (income)	(215)	5,730	(859)	7,550
Interest expense	3,460	4,259	6,156	9,237
Interest income	(810)	(487)	(1,556)	(1,493)
Income from continuing operations before provision for income taxes	50,164	45,816	118,512	119,522
Provision for income taxes	4,598	15,789	28,414	41,183
Income from continuing operations	45,566	30,027	90,098	78,339
Loss from discontinued operations, net of taxes	(63)	(93)	(564)	(430)
Net income	45,503	29,934	89,534	77,909

Basic income per common share:
Income from continuing operations	$1.03	$0.67	$2.03	$1.72
Loss from discontinued operations	-	(0.01)	(0.01)	(0.01)
Net income	$1.03	$0.66	$2.02	$1.71

Diluted income per common share:
Income from continuing operations	$1.01	$0.65	$1.99	$1.68
Loss from discontinued operations	-	-	(0.02)	(0.01)
Net income	$1.01	$0.65	$1.97	$1.67

Weighted average number of shares outstanding used in computing income per common share:
Basic	43,622,535	44,468,794	43,757,202	44,943,829
Diluted	44,458,373	45,426,632	44,698,317	45,936,496

Schedule 2
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	July 2, 2011	January 1, 2011	July 3, 2010

ASSETS
Current assets:
Cash and cash equivalents	$294,802	$191,227	$172,863
Accounts receivable, net	320,416	318,123	304,328
Inventories	355,384	310,504	277,565
Assets of discontinued operations	-	125	1,426
Other current assets	166,333	158,659	144,898
Total current assets	1,136,935	978,638	901,080

Property, plant and equipment, net	130,566	129,252	119,952
Intangible and other assets	596,787	545,382	495,019

TOTAL ASSETS	$1,864,288	$1,653,272	$1,516,051

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$12,673	$32,172	$65,203
Accounts payable and accrued liabilities	344,591	380,275	319,334
Taxes	23,589	38,219	30,679
Liabilities of discontinued operations	3,433	18,800	8,556
Total current liabilities	384,286	469,466	423,772
Long-term debt	210,631	-	-
Other long-term liabilities	232,448	211,200	191,661
Total stockholders' equity	1,036,923	972,606	900,618

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,864,288	$1,653,272	$1,516,051

CASH AND CASH EQUIVALENTS NET OF DEBT	$71,498	$159,055	$107,660

Schedule 3

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands)
(Unaudited)

Net revenues:	Three Months Ended	Three Months Ended	Increase /	%	Constant $
	July 2, 2011	July 3, 2010	(Decrease)	Change	% Change (a)
Sportswear Group	$286,289	$244,044	$42,245	17.3%	10.5%
Intimate Apparel Group	226,443	199,116	27,327	13.7%	8.2%
Swimwear Group	78,655	76,174	2,481	3.3%	1.2%
Net revenues	$591,387	$519,334	$72,053	13.9%	8.3%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	July 2, 2011	Net Revenues	July 3, 2010	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$15,957	5.6%	$23,279	9.5%
Intimate Apparel Group (b), (c)	34,470	15.2%	33,668	16.9%
Swimwear Group (b), (c)	10,705	13.6%	8,954	11.8%
Unallocated corporate expenses (b), (c)	(8,533)	na	(10,583)	na
Operating income (d), (e)	$52,599	na	$55,318	na

Operating income as a percentage of total net revenues	8.9%		10.7%

(a) Reflects the percentage increase in net revenues for the Three Months Ended July 2, 2011, compared to the Three Months Ended July 3, 2010, assuming foreign based net revenues for the Three Months Ended July 2, 2011 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended July 3, 2010. See Schedule 6a.

(b) Amounts related to certain shared services expenses incurred in the U.S. during the Three Months Ended July 3, 2010 have been reclassified to the international operating units and reclassified within the U.S operating units resulting in a decrease (increase) in operating income of the Sportswear Group ($1,708), Intimate Apparel Group ($895), Swimwear Group (($130)) and Unallocated corporate expenses (($2,473)) in order to conform to the current period presentation. Shared services expenses included in the operating income of the business groups are as follows:

	Three Months Ended	Three Months Ended
	July 2, 2011	July 3, 2010
Sportswear Group	$6,970	$6,913
Intimate Apparel Group	$4,992	$4,825
Swimwear Group	$2,435	$2,428

(c) Includes restructuring charges and other exit costs as follows:

	Three Months Ended	Three Months Ended
	July 2, 2011	July 3, 2010
Sportswear Group	$1,974	$549
Intimate Apparel Group	1,480	160
Swimwear Group	1,187	445
Unallocated corporate expenses	313	-
	$4,954	$1,154

(d) Includes a gain of $2,000 recorded during the Three Months Ended July 2, 2011 related to the sale and assignment of the Company's Nancy Ganz trademarks in Australia and New Zealand to the Company's former licensee for cash consideration of $2,000.

(e) Includes a gain of $1,600 recorded during the Three Months Ended July 2, 2011 related to the recovery of an insurance claim related to a fire in a warehouse in Peru.

Schedule 3a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands)
(Unaudited)

Net revenues:	Six Months Ended	Six Months Ended	Increase /	%	Constant $
	July 2, 2011	July 3, 2010	(Decrease)	Change	% Change (a)
Sportswear Group	$625,760	$550,390	$75,370	13.7%	9.6%
Intimate Apparel Group	447,437	393,058	54,379	13.8%	10.2%
Swimwear Group	180,351	164,050	16,301	9.9%	8.4%
Net revenues	$1,253,548	$1,107,498	$146,050	13.2%	9.7%

	Six Months Ended	% of Group	Six Months Ended	% of Group
	July 2, 2011	Net Revenues	July 2, 2011	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$54,557	8.7%	$72,525	13.2%
Intimate Apparel Group (b), (c)	65,007	14.5%	66,424	16.9%
Swimwear Group (b), (c)	24,773	13.7%	20,915	12.7%
Unallocated corporate expenses (b), (c)	(22,084)	na	(25,048)	na
Operating income (d), (e)	$122,253	na	$134,816	na

Operating income as a percentage of total net revenues	9.8%		12.2%

(a) Reflects the percentage increase in net revenues for the Six Months Ended July 2, 2011, compared to the Six Months Ended July 3, 2010, assuming foreign based net revenues for the Six Months Ended July 2, 2011 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Six Months Ended July 3, 2010. See Schedule 6b.

(b) Amounts related to certain shared services expenses incurred in the U.S. during the Six Months Ended July 3, 2010 have been reclassified to the international operating units and reclassified within the U.S operating units resulting in a decrease (increase) in operating income of the Sportswear Group ($3,404), Intimate Apparel Group ($1,757), Swimwear Group (($206)) and Unallocated corporate expenses (($4,955)) in order to conform to the current period presentation. Shared services expenses included in the operating income of the business groups are as follows:

	Six Months Ended	Six Months Ended
	July 2, 2011	July 3, 2010
Sportswear Group	$13,843	$13,804
Intimate Apparel Group	$9,701	$9,612
Swimwear Group	$5,225	$4,924

(c) Includes restructuring charges as follows:

	Six Months Ended	Six Months Ended
	July 2, 2011	July 3, 2010
Sportswear Group	$3,624	$442
Intimate Apparel Group	2,922	113
Swimwear Group	4,264	714
Unallocated corporate expenses	633	844
	$11,443	$2,113

(d) Includes a gain of $2,000 recorded during the Six Months Ended July 2, 2011 related to the sale and assignment of the Company's Nancy Ganz trademarks in Australia and New Zealand to the Company's former licensee for cash consideration of $2,000.

(e) Includes a gain of $1,600 recorded during the Six Months Ended July 2, 2011 related to the recovery of an insurance claim related to a fire in a warehouse in Peru.

Schedule 4

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Three Months Ended July 2, 2011	Three Months Ended July 3, 2010	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$250,645	$261,964	$(11,319)	-4.3%	-4.3%
Europe	128,093	99,831	28,262	28.3%	14.1%
Asia	113,785	83,492	30,293	36.3%	28.5%
Mexico, Central and South America	62,132	44,181	17,951	40.6%	27.5%
Canada	36,732	29,866	6,866	23.0%	13.9%
Total	$591,387	$519,334	$72,053	13.9%	8.3%

	Operating Income
	Three Months Ended July 2, 2011	Three Months Ended July 3, 2010 (b)	Increase / (Decrease)	% Change
United States	$34,043	$43,714	$(9,671)	-22.1%
Europe	(8,088)	(2,308)	(5,780)	-250.4%
Asia	18,604	12,474	6,130	49.1%
Mexico, Central and South America	13,044	8,031	5,013	62.4%
Canada	3,529	3,990	(461)	-11.6%
Unallocated corporate expenses	(8,533)	(10,583)	2,050	19.4%
Total	$52,599	$55,318	$(2,719)	-4.9%

(a) Reflects the percentage increase (decrease) in net revenues for the Three Months Ended July 2, 2011, compared to the Three Months Ended July 3, 2010, assuming foreign based net revenues for the Three Months Ended July 2, 2011 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended July 3, 2010. See Schedule 6a.

(b)  In order to conform to the current period presentation of operating income, amounts related to certain shared services expenses incurred in the U.S. for the Three Months Ended July 3, 2010 have been reclassified to the international operating units.

Schedule 4a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Six Months Ended July 2, 2011	Six Months Ended July 3, 2010	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$535,788	$532,714	$3,074	0.6%	0.6%
Europe	296,562	257,133	39,429	15.3%	9.6%
Asia	240,561	180,565	59,996	33.2%	27.4%
Mexico, Central and South America	113,850	81,724	32,126	39.3%	27.9%
Canada	66,787	55,362	11,425	20.6%	12.5%
Total	$1,253,548	$1,107,498	$146,050	13.2%	9.7%

	Operating Income
	Six Months Ended July 2, 2011	Six Months Ended July 3, 2010 (b)	Increase / (Decrease)	% Change
United States	$76,153	$90,541	$(14,388)	-15.9%
Europe	(2,512)	18,568	(21,080)	-113.5%
Asia	45,046	30,764	14,282	46.4%
Mexico, Central and South America	19,986	13,471	6,515	48.4%
Canada	5,664	6,520	(856)	-13.1%
Unallocated corporate expenses	(22,084)	(25,048)	2,964	11.8%
Total	$122,253	$134,816	$(12,563)	-9.3%

(a) Reflects the percentage increase (decrease) in net revenues for the Six Months Ended July 2, 2011, compared to the Six Months Ended July 3, 2010, assuming foreign based net revenues for the Six Months Ended July 2, 2011 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Six Months Ended July 3, 2010. See schedule 6b.

(b)  In order to conform to the current period presentation of operating income, amounts related to certain shared services expenses incurred in the U.S. for the Six Months Ended July 3, 2010 have been reclassified to the international operating units.

Schedule 5

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net revenues
	Three Months Ended July 2, 2011		Three Months Ended July 3, 2010		Increase / (Decrease)	% Change
Wholesale	$417,251		$392,918		$24,333	6.2%
Retail	174,136		126,416		47,720	37.7%
Total	$591,387		$519,334		$72,053	13.9%

	Operating Income
	Three Months Ended July 2, 2011	% of Net Revenues	Three Months Ended July 3, 2010	% of Net Revenues	Increase / (Decrease)	% Change
Wholesale (a)	$42,387	10.2%	$52,934	13.5%	$(10,547)	-19.9%
Retail (a)	18,745	10.8%	12,967	10.3%	5,778	44.6%
Unallocated corporate expenses	(8,533)	na	(10,583)	na	2,050	19.4%
Total	$52,599	8.9%	$55,318	10.7%	$(2,719)	-4.9%

(a) For the Three Months Ended July 2, 2011 and Three Months Ended July 3, 2010 wholesale operating income includes an intercompany profit of $4,730 and $4,133, respectively, related to certain inventories sold by the retail business to end consumers.
Conversely, for the Three Months Ended July 2, 2011 and Three Months Ended July 3, 2010 retail operating income includes an intercompany charge of $4,730 and $4,133, respectively, related to these inventories.

Schedule 5a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net revenues
	Six Months Ended July 2, 2011		Six Months Ended July 3, 2010		Increase / (Decrease)	% Change
Wholesale	$911,335		$857,030		$54,305	6.3%
Retail	342,213		250,468		91,745	36.6%
Total	$1,253,548		$1,107,498		$146,050	13.2%

	Operating Income
	Six Months Ended July 2, 2011	% of Net Revenues	Six Months Ended July 3, 2010	% of Net Revenues	Increase / (Decrease)	% Change
Wholesale (a)	$118,058	13.0%	$138,837	16.2%	$(20,779)	-15.0%
Retail (a)	26,279	7.7%	21,027	8.4%	5,252	25.0%
Unallocated corporate expenses	(22,084)	na	(25,048)	na	2,964	11.8%
Total	$122,253	9.8%	$134,816	12.2%	$(12,563)	-9.3%

(a) For the Six Months Ended July 2, 2011 and Six Months Ended July 3, 2010 wholesale operating income includes an intercompany profit of $15,218 and $9,903 respectively, related to certain inventories sold by the retail business to end consumers.
Conversely, for the Six Months Ended July 2, 2011 and Six Months Ended July 3, 2010 retail operating income includes an intercompany charge of $15,218 and $9,903, respectively, related to these inventories.

Schedule 6
THE WARNACO GROUP, INC.

NON-GAAP MEASURES
(Dollars in thousands, excluding per share amounts)
(Unaudited)

The Company’s reported financial results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The reported operating income, income from continuing operations and diluted earnings per share from continuing operations reflect certain items which affect the comparability of those reported results. Those financial results are also presented on a non-GAAP basis, as defined by Regulation S-K section 10(e) issued by the Securities and Exchange Commission to exclude the effect of these items. The Company’s computation of these non-GAAP measures may vary from others in its industry. These non-GAAP financial measures are not intended to be, and should not be, considered in isolation from or as a substitute for the most directly comparable GAAP financial measure to which they are reconciled, as presented in the following table:

	Three Months Ended*		Six Months Ended*
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
	(Dollars in thousands, except per share amounts)

Operating income, as reported (GAAP)	$52,599	$55,318	$122,253	$134,816
Restructuring charges and pension income (a)	4,645	1,132	10,822	2,070
Operating income, as adjusted (non-GAAP) (d)	$57,244	$56,450	$133,075	$136,886

Income from continuing operations, as reported (GAAP)	$45,566	$30,027	$90,098	$78,339
Restructuring charges and pension, net of income tax (a)	3,218	858	7,339	1,340
Costs related to the redemption of debt, net of income tax (b)	-	1,354	-	2,368
Taxation (c)	(11,788)	446	(10,137)	1,554
Income from continuing operations, as adjusted (non-GAAP) (d)	$36,996	$32,685	$87,300	$83,601

Diluted earnings per share from continuing operations, as reported (GAAP)	$1.01	$0.65	$1.99	$1.68
Restructuring and pension, net of income tax (a)	0.07	0.02	0.16	0.03
Costs related to the redemption of debt, net of income tax (b)	-	0.03	-	0.05
Taxation (c)	(0.26)	0.01	(0.22)	0.04
Diluted earnings per share from continuing operations, as adjusted (non-GAAP) (d)	$0.82	$0.71	$1.93	$1.80

*see footnotes on following page

Schedule 6 (cont.)
THE WARNACO GROUP, INC.

NON-GAAP MEASURES
(Dollars in thousands, excluding per share amounts)
(Unaudited)

a)  For all periods presented, this adjustment seeks to present operating income, income from continuing operations and diluted earnings per share from continuing operations without the effects of restructuring charges and pension income. Restructuring charges (on a pre-tax basis) were $4,954 and $11,443 for the Three and Six Months Ended July 2, 2011, respectively and $1,154 and $2,113 for the Three and Six Months Ended July 3, 2010, respectively. Pension income (on a pre-tax basis) was $309 and $621 for the Three and Six Months Ended July 2, 2011, respectively and $22 and $43 for the Three and Six Months Ended July 3, 2010, respectively. The income tax rates used to compute the income tax effect related to this adjustment correspond to the local statutory tax rates of the reporting entities that incurred restructuring charges or recognized pension income.

b)  This adjustment seeks to present income from continuing operations and diluted earnings per share from continuing operations without the effect of the charges shown in the table above related to the repurchase of a portion of the Company's Senior Notes during the Three and Six Months Ended July 3, 2010. The income tax rates used to compute the income tax effect related to this adjustment correspond to the statutory tax rates in the United States.

c)  For the Three and Six Months Ended July 2, 2011 and Three and Six Months Ended July 3, 2010, this adjustment reflects an amount required in order to present income from continuing operations and diluted earnings per share from continuing operations on an adjusted (non-GAAP) basis at the Company’s forecasted normalized tax rates for Fiscal 2011 (32.5%) and Fiscal 2010 (33.3%), respectively. This adjustment excludes the effects of certain tax adjustments related to either changes in estimates in prior period tax provisions or adjustments for certain discrete tax items.  Adjustments for discrete items reflect the federal, state and foreign tax effects related to: 1) income taxes associated with legal entity reorganizations and restructurings; 2) tax provision or benefit resulting from statute expirations or the finalization of income tax examinations, and 3) other adjustments not considered part of the Company's core business activities. In addition, this adjustment for Fiscal 2011 excludes the effect of a benefit of $10.9 million recorded during the Three and Six Months Ended July 2, 2011 associated with the recognition of pre-2004 net operating losses in a foreign jurisdiction as a result of receiving a favorable ruling from that country's taxing authority during the Three Months Ended July 2, 2011.

d)  The Company believes it is valuable for users of its financial statements to be made aware of the non-GAAP financial information, as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis and to make operating and strategic decisions. Management believes such non-GAAP measures will also enhance users' ability to analyze trends in the Company's business. In addition, the Company uses performance targets based on non-GAAP operating income and diluted earnings per share as a component of the measurement of incentive compensation.

Schedule 6a

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE
NET REVENUES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(Unaudited)

	Three Months Ended July 2, 2011
	GAAP	Impact of Foreign	Non-GAAP (Note 1)
	As Reported	Currency Exchange	Constant Currency
By Segment:
Sportswear Group	$286,289	$16,627	$269,662
Intimate Apparel Group	226,443	11,010	215,433
Swimwear Group	78,655	1,561	77,094
Net revenues	$591,387	$29,198	$562,189

By Region:
United States	$250,645	$-	$250,645
Europe	128,093	14,215	113,878
Asia	113,785	6,498	107,287
Mexico, Central and South America	62,132	5,782	56,350
Canada	36,732	2,703	34,029
Total	$591,387	$29,198	$562,189

Note 1:
The Warnaco Group, Inc. is a global company that reports financial information in U.S. dollars in accordance with GAAP.  Foreign currency exchange rate fluctuations affect the amounts reported by the Company from translating its foreign revenues into U.S. dollars.  These rate fluctuations can have a significant effect on reported operating results.  As a supplement to the Company's reported operating results, the Company presents constant currency financial information, which is a non-GAAP financial measure.  The Company uses constant currency information to provide a framework to assess how its businesses performed excluding the effects of changes in foreign currency translation rates.  Management believes this information is useful to investors to facilitate comparisons of operating results and better identify trends in our businesses.

To calculate the increase in segment revenues on a constant currency basis, net revenues for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S.dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in isolation from, or as a substitute for, our operating performance measures calculated in accordance with GAAP.  The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Schedule 6b

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE
NET REVENUES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(Unaudited)

	Six Months Ended July 2, 2011
	GAAP	Impact of Foreign	Non-GAAP*
	As Reported	Currency Exchange	Constant Currency
By Segment:
Sportswear Group	$625,760	$22,399	$603,361
Intimate Apparel Group	447,437	14,189	433,248
Swimwear Group	180,351	2,444	177,907
Net revenues	$1,253,548	$39,032	$1,214,516

By Region:
United States	$535,788	$-	$535,788
Europe	296,562	14,652	281,910
Asia	240,561	10,522	230,039
Mexico, Central and South America	113,850	9,344	104,506
Canada	66,787	4,514	62,273
Total	$1,253,548	$39,032	$1,214,516

* see Note 1 on schedule 6a.

Schedule 7

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE - FISCAL 2011 OUTLOOK
(Unaudited)

NET REVENUE GUIDANCE	Percentages

Estimated increase in net revenues in Fiscal 2011 compared to comparable Fiscal 2010 levels.	10.00%	to	12.00%

EARNINGS PER SHARE GUIDANCE	U.S. Dollars
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$3.89	to	$4.00
Restructuring charges (a)	0.37	to	0.41
Taxation (b)	(0.26)		(0.26)
As adjusted (Non-GAAP basis) (c)	$4.00	to	$4.15

(a)
Reflects between $16 million to $18 million of estimated restructuring charges (net of an income tax benefit of between $6 million and $8 million) primarily related to the consolidation of certain international operations in Fiscal 2011.

(b)
Primarily excludes the effect, among other items, of a benefit of $10.9 million associated with the recognition of pre-2004 net operating losses in a foreign jurisdiction as a result of receiving a favorable ruling from that country's taxing authority during the Three Months Ended July 2, 2011.

(c)
The Company believes it is useful for users of its financial statements to be made aware of the "As Adjusted" (non-GAAP) forecasted diluted income per common share from continuing operations as this is one of the measures used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis. The Company believes that this non-GAAP measure will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based, in part, on this non-GAAP measure as a component of the measurement of employee incentive compensation. Management does not, nor should investors, consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.